March 23, 1998


TO THE SHAREHOLDERS OF COMMUNITY BANKSHARES, INC.

Dear Friends:

You are cordially invited to attend the Annual Meeting of Shareholders of Community Bankshares, Inc., which will be held in the Wingate Room in our Operations Center Annex at 474 North Main Street, Cornelia, Georgia, on April 8, 1998 at 10:00 a.m.

I hope you are planning to attend the meeting so that you can vote your shares in person, and become better acquainted with members of our Board of Directors and our management team. This will also be a good opportunity for you to hear more about our progress in 1997, as well as our plans for 1998 and beyond.

Those items of business which will be considered and voted upon this year are explained in the accompanying Notice of Annual Meeting. Even if you are planning to attend, please complete the enclosed proxy card and return it to us as soon as possible. This will assure that your vote will be counted in the event you are unable to attend, and you will still be able to vote your shares in person should you attend.

Your support during the past year, as always, was sincerely appreciated. And, as you can see from our 1997 Annual Report, Community Bankshares had another record-breaking year. With your continued support, we believe 1998 will be yet another outstanding year for our organization. If you have any questions about the items to be considered or the 1997 Annual Report, please let us hear from you.

We look forward to seeing you on Wednesday, April 8th.


Sincerely,




J. Alton Wingate
President & Chief Executive Officer


JAW:wsl

                        COMMUNITY BANKSHARES, INC.
                          448 North Main Street
                         Cornelia, Georgia 30531

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 8, 1998


Notice is hereby given that the Annual Meeting of Shareholders of Community Bankshares, Inc. (the "Company") will be held April 8, 1998, at 10:00 a.m. in the Wingate Room of the Operations Center Annex of Community Bankshares, Inc., at 474 North Main Street, Cornelia, Georgia, for the purpose of considering and voting upon:

     1. The election of 7 persons to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified.

     2. Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 25, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                         By Order of the Board of Directors



                         J. Alton Wingate
                         President & Chief Executive Officer


Cornelia, Georgia
March 23, 1998


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO COMMUNITY BANKSHARES, INC., IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                        COMMUNITY BANKSHARES, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL
                         MEETING OF SHAREHOLDERS

The undersigned hereby appoints J. Alton Wingate, Dean C. Swanson and Annette R. Fricks, or any one or more of them with power of substitution to each, the proxies of the undersigned to vote the stock of the undersigned at the Annual Meeting of Shareholders of COMMUNITY
BANKSHARES, INC. (the "Company") to be held on April 8, 1998 and any adjournment thereof:

1. ___ FOR all nominees for directors listed below (except as marked to the contrary below)

   ___    WITHHOLD AUTHORITY to vote all nominees listed below


The bylaws provide for seven directors, and the aforesaid proxies are authorized to vote for the election of the following directors: Steven
C. Adams, Edwin B. Burr, Harry H. Purvis, H. Calvin Stovall, Dean C. Swanson, George D. Telford, and J. Alton Wingate.

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)


_________________________________________________________________________



                          (Over Please)


2. In accordance with their best judgement with respect to any other matters that may properly come before the meeting.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE PERSONS NAMED IN THE PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign and date this Proxy exactly as name appears.

Signature:_________________________________________________________
Date:_________________________________

Signature:_________________________________________________________
Date:_________________________________


NOTE: When signing as attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.